EXHIBIT 10.11(c)
AMENDMENT NO. 2
TO
CHANGE IN CONTROL AGREEMENT
     This AMENDMENT NO. 2 TO CHANGE IN CONTROL AGREEMENT (the “Amendment”) is entered into as of December 31, 2006, by and between                     , an individual (the “Executive”), and Superconductor Technologies Inc., a Delaware corporation (the “Company”), with reference to the following facts:
A.	The Company and Executive entered into an Change in Control Agreement dated (the “Agreement”). The Company and Executive modified that agreement with Amendment No. 1 (“Amendment 1”).

B.	The parties wish to revise the terms and conditions of the Agreement to comply with the deferred compensation rules per Internal Revenue Service Regulation 409(a) and to modify related sections of the Agreement.
NOW, THEREFORE, based on the above premises and for good and valuable consideration, the parties agree as follows:
1.	Severance Payments. All severance payment due under Section 2(a) of the Agreement will be paid to Executive on the 183rd day after Executive’s termination within 24 months of a Change in Control as defined in Section 1(a) of the Agreement.
IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

EXECUTIVE:

COMPANY:

By: John D. Lockton
As Its: Chairman of the Board
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